UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA		17052
(Address of principal executive offices)		(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Riverview Financial Corporation is announcing the appointment of Theresa (Terry) Wasko, age 56, as Chief Financial Officer of the Registrant and Riverview National Bank, the wholly-owned subsidiary of the Registrant as of January 20, 2009.  Prior to joining the Registrant, Mrs. Wasko’s experience over the past 15 years consisted of being the Chief Financial Officer of Great Bear Bank (a bank-in-organization) from 2007 to 2009, East Penn Bank from 1998 to 2007 and Ambassador Bank of the Commonwealth from 1992 to 1998, respectively, all located in the Lehigh Valley area of Pennsylvania.

In connection with Mrs. Wasko’s appointment as Chief Financial Officer of the Registrant, the Registrant entered into an employment agreement with Mrs. Wasko.  Among various provisions, the material terms of the agreement are summarized as follows:

1.            The initial term of the agreement is one year.  The agreement automatically extends for an additional year beginning on the first anniversary of the agreement and then on every anniversary thereafter unless either party gives 90 day notice of non-renewal.

2.             If Mrs. Wasko’s employment is terminated for “cause”, as defined in the agreement, all rights and benefits under the agreement terminate automatically.

3.             If Mrs. Wasko’s employment agreement is terminated without cause or for “good reason”, she will receive an amount equal to 1.0 times her then annual base salary payable in 12 equal monthly installments and benefits for 12 months or until substantially similar benefits are secured.

4.             If Mrs. Wasko’s employment is terminated due to disability, all rights under the agreement terminate automatically except for any benefits under any group disability plan in effect.

5.             If Mrs. Wasko dies, all rights under the agreement terminate automatically.

6.             Mrs. Wasko’s initial compensation, subject to annual review and increase, is:

a.             An annual base salary of $120,000;

b.             A bonus of $10,000 provided that Mrs. Wasko remains employed with the Registrant and the Bank for 12 months.  If within the 12 months Mrs. Wasko terminates employment for reasons other than “good reason” or if she is terminated for “cause”, she shall refund, reimburse, return and pay the Bank the signing bonus amount of $10,000;

c.              A bonus or bonuses that may be paid from time to time at the discretion of the Registrant or the Bank;

d.             Entitlement to 25 days paid time off in accordance with the policies established from time to time by the CEO or President of the Registrant and Bank.  In addition, Mrs. Wasko will be allowed to work from home one day per week without such absences affecting her accrued paid time off balance;

e.              Participation in all employee benefit plans.

7.             If Mrs. Wasko’s employment is terminated following a “change in control”, as defined in the agreement, she shall receive an amount equal to 1.0 times her then annual base salary, payable in

12 monthly installments and benefits for 12 months or until substantially similar benefits are secured.

8.              The agreement contains a covenant not to compete in any counties and contiguous counties in which the Registrant has offices for a period of one year following Mrs. Wasko’s termination for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: February 17, 2009	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer